FIRST MODIFICATION TO LEASE DATED MAY 21, 2007
BY AND BETWEEN
1701 E. EDINGER, LLC, A CALIFORNIA LIMITED LIABILITY COMPANY
AND
BALQON CORPORATION

This agreement is made on June 18, 2008, between 1701 E. Edinger, LLC, a California limited liability company ("Lessor"), whose address is 26440 La Alameda, Suite 270, Mission Viejo, CA 92691, and Balqon Corporation ("Lessee"), whose address is 1701 E. Edinger, Suite E-3, who agree as follows:

Recital. This agreement is made with reference to the following facts and objectives:

1. Lessee entered into a written lease dated May 21, 2007, (the "Lease"), in which Lessor leased to Lessee, and Lessee leased from Lessor, a portion of the building located at 1701 E. Edinger, Suite E-3, Santa Ana CA 92705 containing approximately 3,306 square feet (the "Premises").

2. Parties wish to extend the term.

All terms and conditions of the Lease remain unchanged except as follows:

Section 1.3 Term: One (1) year, continuing from June 1, 2008 and expiring May 31, 2009 (the "Renewal Term").

Section 1.5 Base Rent: For the period of June 1, 2008 through and including May 31, 2009, the Base Rent shall be $3,312.65 per month ("Base Rent").

Section 1.6 Lessee's Share of Common Area Operating Expenses: One and 78/100 percent (1.78%). The current monthly estimate for Common Area Operating Expenses is $309.79 and shall be adjusted as set forth in the lease.

LESSOR: **1701 E. Edinger, LLC**
a California limited liability company

By: BALWINDER SAMRA

LESSEE: **Balqon Corporation**

By: ______ Title: PRESIDENT/CEO

If Lessee is a corporation, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. This Lease must be executed by the president or vice president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event the bylaws or a certified copy of the resolution, as the case may be, must be attached to this lease. Also, the appropriate corporate seal shall be affixed hereto.